Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-229254, 333-203222 and 333-191436 on Form S-8 of our report dated March 29, 2018, relating to the fiscal 2018 financial statements of Science Applications International Corporation and subsidiaries appearing in this Annual Report on Form 10-K of Science Applications International Corporation for the year ended February 1, 2019.

/s/ DELOITTE & TOUCHE LLP
McLean, Virginia
March 29, 2019